As filed with the Securities and Exchange Commission on July 28, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2003

ALLEGIANCE TELECOM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24509	75-2721491
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9201 North Central Expressway Dallas, Texas 75231
214/261-7100
(Address of Principal Executive Offices) (Zip Code)
(Registrant’s telephone number including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

On July 25, 2003, Allegiance Telecom, Inc. announced that it was postponing its annual stockholders’ meeting originally scheduled for July 29, 2003.   A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

ITEM 7. EXHIBITS.

(c)	The following exhibit is filed as part of this report:

Exhibit 99.1 Press Release dated July 25, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 28, 2003.

ALLEGIANCE TELECOM, INC.

By	/s/ Mark B. Tresnowski
Mark B. Tresnowski
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated July 25, 2003